CCC Intelligent Solutions Holdings Inc. Announces Third Quarter Fiscal Year 2022 Financial Results and Raises 2022 Guidance

11/04/2022

CHICAGO – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NYSE: CCCS), a leading SaaS platform for the P&C insurance economy, today announced its financial results for the three months ended September 30, 2022, and raised revenue and adjusted EBITDA guidance for fiscal year 2022.

“CCC delivered strong third quarter results, highlighted by 13% revenue growth and 39% adjusted EBITDA margin. Our solid performance is a byproduct of CCC’s unique platform that combines an efficient technology framework, close customer relationships, and a multi-sided network benefitting all parties,” said Githesh Ramamurthy, Chairman & CEO of CCC.

“Our efficient financial model enables continuous investment in innovation and we have a long history of developing solutions to solve problems for our customers. As a result, we are well-positioned to provide our customers with digital solutions that help address the macro environment and support our clients in their digital transformation,” continued Ramamurthy.

Third Quarter 2022 Financial Highlights

Revenue

•
Total revenue was $198.7 million for the third quarter of 2022, an increase of 13% from $176.6 million for the third quarter of 2021.

Profitability

•
GAAP gross profit was $145.6 million, representing a gross profit margin of 73%, for the third quarter of 2022, compared with $118.8 million, representing a gross profit margin of 67%, for the third quarter of 2021. Adjusted gross profit was $154.1 million, representing an adjusted gross profit margin of 78%, for the third quarter of 2022, compared with $138.4 million, representing an adjusted gross profit margin of 78%, for the third quarter of 2021.
•
GAAP operating income was $17.1 million for the third quarter of 2022, compared with GAAP operating loss of $189.2 million for the third quarter of 2021. Adjusted operating income was $71.1 million for the third quarter of 2022, compared with adjusted operating income of $62.5 million for the third quarter of 2021.
•
GAAP net income was $9.8 million for the third quarter of 2022, compared with GAAP net loss of $189.8 million for the third quarter of 2021. Adjusted net income was $46.6 million for the third quarter of 2022, compared with $29.7 million for the third quarter of 2021.
•
Adjusted EBITDA was $78.1 million for the third quarter of 2022, compared with adjusted EBITDA of $70.1 million for the third quarter of 2021. Adjusted EBITDA grew 11% in the third quarter of 2022 as compared to the third quarter of 2021.

Liquidity

•
CCC had $248.2 million in cash and cash equivalents and $794.0 million of total debt on September 30, 2022. The Company generated cash from operating activities of $30.8 million in the third quarter of 2022, compared with $36.9 million in the third quarter of 2021. The Company generated free cash flow of $17.4 million in the third quarter of 2022, compared with $25.0 million in the third quarter of 2021.

The information presented above includes non-GAAP financial measures such as “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating income,” “adjusted net income,” “adjusted EBITDA,” and “free cash flow.” Refer to “Non-GAAP Financial Measures” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

3rd Quarter and Recent Business Highlights

•
Increased to 14 the total number of insurance carriers using CCC® Estimate - STP, the first touchless line-level estimating experience in the industry that uses advanced AI and insurer-driven rules to automatically initiate and populate detailed and actionable estimates in seconds. These 14 carriers include 7 of the top-10 auto insurers in the U.S. by direct written premium and represent over 50% of U.S. auto insurance claim volume.
•
Over the past few years, CCC has built a robust network of leading providers of diagnostic services, including asTech, AirPro, Opus, and Honda. Last week CCC launched a new optional add-on package to CCC® Diagnostics that simplifies the administration of diagnostics, creating more consistency in reporting, improving verification of scans, and increasing transparency between repairers and insurers. CCC Diagnostics enables repairers to send the results and invoices of completed scans for a particular claim to the relevant insurer directly through CCC ONE®, the leading collision repair platform used by 27,500 repair facilities nationwide.
•
Renewed a top-20 national insurer. This insurer extended their contract with CCC through 2029 (a 7-year extension) and also expanded their relationship to include multiple new solutions. This commitment underscores CCC’s continued role as our customers’ long-term partner of choice for innovation and business transformation.
•
CCC welcomed Mike Silva as the company’s new Chief Commercial and Customer Success Officer. Silva has run multi-billion-dollar U.S. and international operations at multiple companies, including Microsoft, IBM, UnitedHealth and, most recently, Salesforce. Silva has deep experience with enterprise-level sales in SaaS, Cloud and AI across insurance, financial services and other industries. Silva began his career as a Claims Manager at Chubb insurance.

Business Outlook

Based on information as of today, November 4, 2022, the Company is issuing the following financial guidance:

Fourth Quarter Fiscal 2022	Full Year Fiscal 2022

Revenue	$200 million to $202 million	$779 million to $781 million

Adjusted EBITDA	$77 million to $79 million	$302 million to $304 million

Conference Call Information

CCC will host a conference call today, November 4, 2022, at 8:00 a.m. (Eastern Time) to discuss the Company’s financial results and financial guidance. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at https://ir.cccis.com, and a replay will be archived on the website as well.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc., a subsidiary of CCC Intelligent Solutions Holdings Inc. (NYSE: CCCS), is a leading SaaS platform for the multi-trillion-dollar P&C insurance economy powering operations for insurers, repairers, automakers, part suppliers, lenders, and more. CCC cloud technology connects more than 30,000 businesses digitizing mission-critical workflows, commerce, and customer experiences. A trusted leader in AI, IoT, customer experience, network and workflow management, CCC delivers innovations that keep people’s lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding future events, goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our revenues, the concentration of our customers and the ability to retain our current customers; our ability to negotiate with our customers on favorable terms; our ability to maintain and grow our brand and reputation cost-effectively; the execution of our growth strategy; the impact of COVID-19 on our business and results of operations; our projected financial information, growth rate and market opportunity; the health of our industry, claim volumes, and market conditions; changes in the insurance and automotive collision industries, including the adoption of new technologies; global economic conditions and geopolitical events; competition in our market and our ability to retain and grow market share; our ability to develop, introduce and market new enhanced versions of our solutions and products; our sales and implementation cycles; the ability of our research and development efforts to create significant new revenue streams; changes in applicable laws or regulations; changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries; currency fluctuations; our reliance on third-party data, technology and intellectual property; our ability to protect our intellectual property; our ability to keep our data and information systems secure from data security breaches; our ability to acquire or invest in companies or pursue business partnerships, which may divert our management’s attention or result in dilution to our stockholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, investments or partnership; our ability to raise financing in the future and improve our capital structure; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our financial performance; our ability to expand or maintain its existing customer base; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including, but not limited to, “adjusted EBITDA,” “adjusted net income,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating expenses,” and “free cash flow” in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s calculation of these non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

This press release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included for these projections.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Director Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	248,153	182,544
Accounts receivable—Net of allowances of $4,690 and $3,791 as of September 30, 2022 and December 31, 2021, respectively	98,194	78,793
Income taxes receivable	71	318
Deferred contract costs	15,788	15,069
Other current assets	33,898	46,181
Total current assets	396,104	322,905
SOFTWARE, EQUIPMENT, AND PROPERTY—Net	147,531	135,845
OPERATING LEASE ASSETS	34,901	37,234
INTANGIBLE ASSETS—Net	1,143,630	1,213,249
GOODWILL	1,494,267	1,466,884
DEFERRED FINANCING FEES, REVOLVER—Net	2,439	2,899
DEFERRED CONTRACT COSTS	18,818	22,117
EQUITY METHOD INVESTMENT	10,228	10,228
OTHER ASSETS	49,999	26,165
TOTAL	3,297,917	3,237,526
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	14,579	12,918
Accrued expenses	63,873	66,691
Income taxes payable	17,025	7,243
Current portion of long-term debt	8,000	8,000
Current portion of long-term licensing agreement—Net	2,832	2,703
Operating lease liabilities	3,713	8,052
Deferred revenues	33,602	31,042
Total current liabilities	143,624	136,649
LONG-TERM DEBT—Net	775,770	780,610
DEFERRED INCOME TAXES—Net	222,370	275,745
LONG-TERM LICENSING AGREEMENT—Net	31,488	33,629
OPERATING LEASE LIABILITIES	58,111	56,133
WARRANT LIABILITIES	39,026	62,478
OTHER LIABILITIES	2,729	5,785
Total liabilities	1,273,118	1,351,029
COMMITMENTS AND CONTINGENCIES (Notes 19 and 20)
MEZZANINE EQUITY:
Redeemable non-controlling interest	14,179	14,179
STOCKHOLDERS’ EQUITY:
Preferred stock—$0.0001 par; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$0.0001 par; 5,000,000,000 shares authorized; 620,117,025 and 609,768,296 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	62	61
Additional paid-in capital	2,720,695	2,618,924
Accumulated deficit	(709,018)	(746,352)
Accumulated other comprehensive loss	(1,119)	(315)
Total stockholders’ equity	2,010,620	1,872,318
TOTAL	3,297,917	3,237,526

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES	$198,734	$176,628	$578,342	$501,205
COST OF REVENUES
Cost of revenues, exclusive of amortization of acquired technologies	46,379	51,273	135,174	128,218
Amortization of acquired technologies	6,748	6,580	20,193	19,740
Total cost of revenues	53,127	57,853	155,367	147,958
GROSS PROFIT	145,607	118,775	422,975	353,247
OPERATING EXPENSES:
Research and development	40,273	67,016	114,711	128,894
Selling and marketing	30,838	80,382	88,731	121,350
General and administrative	39,376	142,511	123,093	208,745
Amortization of intangible assets	18,066	18,078	54,212	54,232
Total operating expenses	128,553	307,987	380,747	513,221
OPERATING INCOME (LOSS)	17,054	(189,212)	42,228	(159,974)
INTEREST EXPENSE	(10,501)	(13,878)	(25,786)	(51,548)
CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENTS	5,991	2,007	5,991	8,373
CHANGE IN FAIR VALUE OF WARRANT LIABILITIES	312	(26,889)	23,452	(26,889)
GAIN ON SALE OF COST METHOD INVESTMENT	9	—	3,587	—
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	(15,240)	—	(15,240)
OTHER INCOME (LOSS)—Net	382	(93)	576	1
PRETAX INCOME (LOSS)	13,247	(243,305)	50,048	(245,277)
INCOME TAX (PROVISION) BENEFIT	(3,452)	53,523	(12,714)	54,227
NET INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	9,795	(189,782)	37,334	(191,050)
Less: net income (loss) attributable to non-controlling interest	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC.	$9,795	$(189,782)	$37,334	$(191,050)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.34)	$0.06	$(0.36)
Diluted	$0.02	$(0.34)	$0.06	$(0.36)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	609,421,073	566,454,782	606,181,316	525,877,533
Diluted	643,582,922	566,454,782	642,208,622	525,877,533
COMPREHENSIVE INCOME (LOSS):
Net income (loss) including non-controlling interest	9,795	(189,782)	37,334	(191,050)
Other comprehensive income (loss)—Foreign currency translation adjustment	(510)	11	(804)	(18)
COMPREHENSIVE INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	9,285	(189,771)	36,530	(191,068)
Less: comprehensive income (loss) attributable to non-controlling interest	—	—	—	—
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC.	$9,285	$(189,771)	$36,530	$(191,068)

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$37,334	$(191,050)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of software, equipment, and property	20,155	18,161
Amortization of intangible assets	74,405	73,972
Deferred income taxes	(53,061)	(66,499)
Stock-based compensation	80,769	235,413
Amortization of deferred financing fees	1,424	3,204
Amortization of discount on debt	196	537
Change in fair value of derivative instruments	(5,991)	(8,373)
Change in fair value of warrant liabilities	(23,452)	26,889
Loss on early extinguishment of debt	—	15,240
Non-cash lease expense	3,076	5,029
Loss on disposal of software, equipment and property	795	—
Gain on sale of cost method investment	(3,587)	—
Other	101	54
Changes in:
Accounts receivable—Net	(19,532)	(8,332)
Deferred contract costs	(719)	(1,916)
Other current assets	12,321	(4,673)
Deferred contract costs—Non-current	3,299	(4,504)
Other assets	(18,227)	(3,221)
Operating lease assets	1,623	5,133
Income taxes	10,029	(2,846)
Accounts payable	2,466	1,399
Accrued expenses	(2,664)	17,051
Operating lease liabilities	(4,687)	(5,935)
Deferred revenues	2,557	2,861
Extinguishment of interest rate swap liability	—	(9,987)
Other liabilities	(192)	(882)
Net cash provided by operating activities	118,438	96,725
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software, equipment, and property	(38,844)	(25,022)
Acquisition of Safekeep, Inc., net of cash acquired	(32,242)
Purchase of equity method investment	—	(10,228)
Proceeds from sale of cost method investment	3,901
Purchase of intangible asset	—	(49)
Net cash used in investing activities	(67,185)	(35,299)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	22,814	503
Proceeds from employee stock purchase plan	3,197	—
Payments for employee taxes withheld upon vesting of equity awards	(5,005)	—
Principal payments on long-term debt	(6,000)	(1,336,154)
Deemed distribution to CCCIS option holders	—	(9,006)
Net proceeds from equity infusion from the Business Combination	—	763,300
Proceeds from issuance of long-term debt, net of fees paid to lender	—	789,927
Proceeds from issuance of common stock	—	1,007
Payment of fees associated with early extinguishment of long-term debt	—	(3,320)
Dividends to CCCIS stockholders	—	(269,174)
Net cash provided by (used in) financing activities	15,006	(62,917)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(650)	(162)
NET CHANGE IN CASH AND CASH EQUIVALENTS	65,609	(1,653)
CASH AND CASH EQUIVALENTS:
Beginning of period	182,544	162,118
End of period	$248,153	$160,465
NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash purchases of software, equipment, and property	$—	$4,054
Leasehold improvements acquired by tenant improvement allowance	$—	$10,556
Contingent consideration related to business acquisition	$200	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$24,150	$47,312
Cash paid for income taxes—Net	$55,526	$15,119

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands, except profit margin percentage data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands, except percentages)	2022	2021	2022	2021
Gross Profit	$145,607	$118,775	$422,975	$353,247
Amortization of acquired technologies	6,748	6,580	20,193	19,740
Business combination transaction costs	—	905	—	905
Stock-based compensation and related employer payroll tax	1,765	12,169	4,378	12,563
Adjusted Gross Profit	$154,120	$138,429	$447,546	$386,455
Gross Profit Margin	73%	67%	73%	70%
Adjusted Gross Profit Margin	78%	78%	77%	77%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Operating expenses	$128,553	$307,987	$380,747	$513,221
Stock-based compensation expense and related employer payroll tax	(27,800)	(207,707)	(78,496)	(222,850)
Lease abandonment	—	(438)	(1,222)	(2,256)
Lease overlap costs	—	(924)	(1,338)	(2,773)
Net income (costs) related to divestiture	471	(338)	418	(2,605)
Business combination transaction and related costs	(101)	(5,516)	(1,156)	(10,471)
M&A and integration costs	(6)	—	(1,761)	—
Amortization of intangible assets	(18,066)	(18,078)	(54,212)	(54,232)
Adjusted operating expenses	$83,051	$74,986	$242,980	$218,034

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(dollar amounts in thousands)	2022	2021	2022	2021
Operating income (loss)	$17,054	$(189,212)	$42,228	$(159,974)
Stock-based compensation expense and related employer payroll tax	29,565	219,876	82,874	235,413
Lease abandonment	—	438	1,222	2,256
Lease overlap costs	—	924	1,338	2,773
Net (income) costs related to divestiture	(471)	338	(418)	2,605
Business combination transaction and related costs	101	5,516	1,156	10,471
M&A and integration costs	6	—	1,761	—
Amortization of intangible assets	18,066	18,078	54,212	54,232
Amortization of acquired technologies—Cost of revenue	6,748	6,580	20,193	19,740
Adjusted operating income	$71,069	$62,538	$204,566	$167,516

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands, except for EBITDA margin percentage data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net income (loss)	$9,795	$(189,782)	$37,334	$(191,050)
Interest expense	10,501	13,878	25,786	51,548
Income tax provision (benefit)	3,452	(53,523)	12,714	(54,227)
Amortization of intangible assets	18,066	18,078	54,212	54,232
Amortization of acquired technologies—Cost of revenue	6,748	6,580	20,193	19,740
Depreciation and amortization of software, equipment and property	6,665	7,694	20,155	18,161
EBITDA	55,227	(197,075)	170,394	(101,596)
Change in fair value of derivative instruments	(5,991)	(2,007)	(5,991)	(8,373)
Change in fair value of warrant liabilities	(312)	26,889	(23,452)	26,889
Loss on early extinguishment of debt	—	15,240	—	15,240
Stock-based compensation expense and related employer payroll tax	29,565	219,876	82,874	235,413
Business combination transaction and related costs	101	5,516	1,156	10,471
Lease abandonment	—	438	1,338	2,256
Lease overlap costs	—	924	1,222	2,773
Net (income) costs related to divestiture	(471)	338	(418)	2,605
M&A and integration costs	6	—	1,761	—
Gain on sale of cost method investment	(9)	—	(3,587)	—
Adjusted EBITDA	$78,116	$70,139	$225,297	$185,678
Adjusted EBITDA Margin	39.3%	39.7%	39.0%	37.0%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net income (loss)	$9,795	$(189,782)	$37,334	$(191,050)
Amortization of intangible assets	18,066	18,078	54,212	54,232
Amortization of acquired technologies— Cost of revenue	6,748	6,580	20,193	19,740
Change in fair value of derivative instruments	(5,991)	(2,007)	(5,991)	(8,373)
Change in fair value of warrant liabilities	(312)	26,889	(23,452)	26,889
Loss on early extinguishment of debt	—	15,240	—	15,240
Stock-based compensation expense and related employer payroll tax	29,565	219,876	82,874	235,413
Business combination transaction and related costs	101	5,516	1,156	10,471
Lease abandonment	—	438	1,222	2,256
Lease overlap costs	—	924	1,338	2,773
Net (income) costs related to divestiture	(471)	338	(418)	2,605
M&A and integration costs	6	—	1,761	—
Gain on sale of cost method investment	(9)	—	(3,587)	—
Tax effect of adjustments	(10,894)	(72,360)	(34,193)	(89,134)
Adjusted net income	$46,604	$29,730	$132,449	$81,062
Adjusted net income per share attributable to common stockholders:
Basic	$0.08	$0.05	$0.22	$0.15
Diluted	$0.07	$0.05	$0.21	$0.15
Weighted average shares outstanding:
Basic	609,421,073	566,454,782	606,181,316	525,877,533
Diluted	643,582,922	599,675,416	642,208,622	554,818,300

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$30,753	$36,905	$118,438	$96,725
Less: Purchases of software, equipment, and property	(13,375)	(11,864)	(38,844)	(25,022)
Less: Purchase of intangible assets	—	—	—	(49)
Free Cash Flow	$17,378	$25,041	$79,594	$71,654